EXHIBIT 99.1

3D Systems Announces Delay of Fourth Quarter and Full Year 2020 Earnings Release and Conference Call

  Company Reaffirms Preliminary Results for Fourth Quarter 2020 Provided on January 7, 2021
  Plans Form 10-K Filing and Results Announcement on March 1, 2021

ROCK HILL, S.C., Feb. 23, 2021 (GLOBE NEWSWIRE) --  3D Systems (NYSE:DDD) today announced that it will delay its fourth quarter and full year 2020 conference call, previously scheduled for February 25, 2021.

3D Systems will release its financial results for the fourth quarter and full year 2020 and file its Annual Report on Form 10-K after the U.S. stock markets close on Monday, March 1, 2021. The company will hold a conference call and simultaneous webcast to discuss these financial results the next morning, Tuesday, March 2, 2021, at 8:30 a.m. Eastern Time.

In the course of preparing the company’s financial results for the fourth quarter and full year 2020, the company discovered certain internal control deficiencies. As a result, the company may report one or more material weaknesses in internal controls in its upcoming fiscal 2020 Annual Report on Form 10-K. As of the date of this release, there have been no misstatements identified in prior year financial statements as a result of these deficiencies, and the company expects to timely file its Form 10-K on March 1, 2021. Please refer to the upcoming fiscal 2020 Annual Report on Form 10-K for more information.

The company is reaffirming preliminary financial data for the quarter ended December 31, 2020 previously announced on January 7, 2021. The company continues to expect revenue for the fourth quarter of 2020 will be in the range of $170 million to $176 million, fourth quarter GAAP operating (loss) income will be in the range of $(8.6) million to $0.5 million, and fourth quarter non-GAAP operating income in the range of $11 million to $19 million(1). The GAAP operating loss for Q4 2019 was $(4.7) million and for Q3 2020 was $(67.6) million. The expected fourth quarter 2020 non-GAAP operating income range compares favorably to the non-GAAP operating income of $5.6M reported in Q4 2019 and $0.0M reported in Q3 2020.

The preliminary financial data above remains subject to audit, review or other procedures by the company’s independent registered public accounting firm. As a result, actual results may differ from the preliminary results shown above and will not be publicly available until the company reports its fourth quarter and full year 2020 results.

(1) See Appendix for reconciliation of GAAP and non-GAAP operating loss.
Conference Call Details
Conference Call Details
Date: Tuesday, March 2, 2021
Time: 8:30 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

The webcast replay will be available approximately two hours after the end of the conference call at www.3dsystems.com/investor.

Presentation of Information in this Press Release
To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, the company reported non-GAAP measures excluding the impact of amortization of intangibles, acquisition, divestiture and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

About 3D Systems
More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3dsystems.com.

Table Follows

3D Systems Corporation Unaudited Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended December 31, 2020
(in millions)	Low	High
GAAP operating (loss) income	$(8.6)	$0.5
Adjustments:
Amortization, stock-based compensation & other	8.7	8.4
Legal, acquisition and divestiture related	2.7	2.5
Cost optimization plan, including severance costs	8.2	7.6
Non-GAAP operating income	$11.0	$19.0

	Quarter Ended
(in millions)	September 30, 2020	December 31, 2019
GAAP operating loss	$(67.6)	$(4.7)
Adjustments:
Amortization, stock-based compensation & other	7.2	8.2
Legal, acquisition and divestiture related	0.2	1.5
Cost optimization plan, including severance costs	11.9	0.6
Goodwill impairment	48.3	-
Non-GAAP operating income	$-	$5.6

Investor Contact: investor.relations@3dsystems.com
Media Contact: press@3dsystems.com